CO#00848

# DIVIDEND REINVESTMENT PLAN
# FOR
# BRT APARTMENTS CORP
## ENROLLMENT APPLICATION

Please enroll this account as allows: Check one box only [X]

If you do not check any box, then **FULL DISTRIBUTION REINVESTMENT** will be assumed

☐ **FULL DISTRIBUTION REINVESTMENT**
Reinvest all distributions for this account.

☐ **PARTIAL DISTRIBUTION REINVESTMENT**
Reinvest distribution on __________shares held by me in certificate form and on all shares held by you as Agent and pay distributions in cash on all remaining shares held by me in certificate form.

☐ **NO DISTRIBUTION REINVESTMENT**
All distributions will be paid in cash.

I (We) hereby appoint American Stock Transfer & Trust Company LLC as my (our) Agent under the terms and conditions of the Plan, as described in the prospectus of the Plan which accompanied this form, to receive cash distributions and apply them to the purchase of BRT APARTMENTS CORP Common Stock as indicated above.

NO INTEREST WILL BE PAID ON THE FUNDS HELD PENDING INVESTMENT.

**This form, when completed and signed, should be mailed in the blue envelope provided. Please affix postage to ensure proper processing. If you do not have the envelope, mail your form to:**

**BRT APARTMENTS CORP**
**c/o American Stock Transfer & Trust Company LLC**
**P.O. Box 922, Wall Street Station, New York, New York 10269-0560**
**Attn: Plan Administration Department**

If your name is preprinted above, it is for mailing purposes only. Please complete requested information below for the exact account registration.

[redacted]

ACCOUNT'S REGISTRATION (NAME): ____________________________________________

ACCOUNT NUMBER: ____________________________________________

ACCOUNT'S ADDRESS: ____________________________________________

SIGNATURE(s) ____________________________________________
All Joint Owners Must Sign